Exhibit 10.1

The following table provides information on the Company’s compensation and reimbursement practices for non-employee directors.

Annual Retainer, Chairman and Vice Chairman	$40,000

Annual Director Retainer	$15,000

Annual Committee Retainer	$1,000

Additional Annual Retainer: Committee Chair (except Audit Committee)	$1,000

Additional Annual Retainer: Audit Committee Chair	$5,000

Meeting Attendance Fees (per day)	$1,500	(in person)
	$500	(by telephone)

Stock Options Granted at Fair Market Value upon Election at Annual Meeting	10,000	(1)

Stock Options Granted per Committee at Fair Market Value upon Election at Annual Meeting	1,000	(2)

Reimbursement for Expenses Attendant to Board Membership	Yes

(1)	Consists of a grant of 10,000 options under the Company’s 1996 Long-Term Performance Plan, as amended (the “1996 Plan”). These options have a ten-year term and are exercisable after one year.

(2)	Consists of a grant of 1,000 options under the Company’s 1996 Plan for each committee assignment. These options have a ten-year term and are exercisable after one year.